UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2019

H.B. Fuller Company

(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated With Exit or Disposal Activities.

On November 13, 2019, H.B. Fuller Company (the “Company”) approved a restructuring plan (the “Plan”) related to organizational changes and other actions to optimize operations as previously announced in the Company’s press release dated September 25, 2019. In implementing the Plan, the Company currently expects to incur costs of approximately $9.0 million to $11.0 million ($7.1 million to $8.7 million after-tax), which includes (i) cash expenditures of approximately $6.0 million to $8.0 million ($4.8 million to $6.4 million after tax) for severance and related employee costs globally and (ii) $3.0 million ($2.3 million after-tax) related to streamlining of processes and other restructuring-related costs. All restructuring costs are expected to be cash costs. The Plan will be implemented beginning in the fourth quarter of fiscal year 2019 and is currently expected to be completed by mid-year of fiscal 2021. The restructuring costs will be spread across the next several fiscal quarters as the measures are implemented with the majority of the charges recognized in fiscal 2019 and the majority of the cash payments occurring in fiscal 2020.

Safe Harbor for Forward-Looking Statements: Certain statements in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected operating efficiencies and growth opportunities from the restructuring, or the restructuring may be more difficult, time consuming or costly than expected; Works Counsel, Trade Union or other legal requirements may impact our costs or our ability to achieve savings associated with the restructuring; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended December 1, 2018. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

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